CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

RON TOWNSHEND
September 17, 2008

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: September 17, 2008 09:26 AM Pacific Time

Incorporation Number: **BC0553750**

Recognition Date: Incorporated on November 6, 1997

NOTICE OF ARTICLES

Name of Company:

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1
CANADA

Delivery Address:
800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1
CANADA

Delivery Address:
800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
WOOLDRIDGE, STUART

Mailing Address:
1685 58A ST
TSAWWASSEN BC V4L 1X5
CANADA

Delivery Address:
1685 58A ST
TSAWWASSEN BC V4L 1X5
CANADA

Last Name, First Name, Middle Name:
Li, Xin

Mailing Address:
#909 - 6081 NO. 3 ROAD
RICHMOND BC V6Y 2B2
CANADA

Delivery Address:
#909 - 6081 NO. 3 ROAD
RICHMOND BC V6Y 2B2
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached

Cover Sheet

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

Confirmation of Service

Form Filed:	Notice of Change of Directors
Date and Time of Filing:	September 17, 2008 09:26 AM Pacific Time
Name of Company:	ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.
Incorporation Number:	**BC0553750**

This package contains:

- Certified Copy of the Notice of Articles

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.